UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
FOR MIDWEST HOLDING INC.

The Reinsurance Agreement. On November 30, 2018, American Life & Security Corp. (“American Life”), a wholly owned subsidiary of Midwest Holding Inc. (“Midwest”), entered into an Assumption and Indemnity Reinsurance Agreement (the “Agreement”) with Unified Life Insurance Company, an unaffiliated Texas domiciled stock insurance company (the “Reinsurer”). The Agreement provides, among other things, as follows:

1. Upon Closing (defined below), and from and after an effective date of July 1, 2018 (the “Effective Date”), American Life ceded and the Reinsurer agreed to reinsure, on an indemnity reinsurance basis, 100% of the liabilities and obligations under substantially all of American Life’s life, annuity and health policies (the “Policies”).

2. Closing (the “Closing”) of the Agreement was subject only to regulatory approval of the Nebraska Department of Insurance, which approval was obtained, and the Agreement closed on December 10, 2018, as previously disclosed in Midwest’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2018.

3. As the Reinsurer receives approval from requisite State Insurance Departments, Reinsurer will prepare and deliver a certificate of assumption and other materials to policy holders of American Life in order to effect an assumption of the policies by the Reinsurer such that all of American Life’s rights and obligations under the Policies arising on and after the Effective Date would be completely assumed by the Reinsurer without further indemnification or other obligations of American Life, except for liabilities, claims and obligations incurred before the Effective Date. The Reinsurer is obligated to indemnify American Life against all liabilities and claims and all of its Policy obligations from and after the Effective Date.

4. American Life provided administrative services with respect to the Policies during a transaction period that ended February 1, 2019, at which time the Reinsurer assumed all administrative functions with respect to the Policies.

5. The consideration paid by the Reinsurer under the Agreement upon Closing was $3,500,000 (“Ceding Commission”), subject to minor settlement adjustments. At Closing, American Life transferred the Statutory Reserves and Liabilities, as defined in the Agreement, directly related to the Policies, to the Reinsurer.

The Loan Agreement. On December 7, 2018, Midwest issued a Senior Secured Convertible Promissory Note in the principal amount of $17,500,000 (the “Note”) to Xenith Holdings LLC, a Delaware limited liability company (“Xenith”). The Note was issued pursuant to that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement dated May 9, 2018 (the “Loan Agreement”). The Note is repayable upon maturity on April 20, 2028, with interest of 4.00% per annum payable quarterly and accrued interest of another 4% per annum payable upon maturity. The outstanding principal balance of the Note is convertible into 849,968,875 shares of Midwest’s voting common stock, par value $0.001 per share, at the option of the holder at any time prior to maturity, subject to adjustment in connection with dividends, splits, combinations, or other similar recapitalizations affecting Midwest’s voting common stock. See the Current Report on Form 8-K filed by Midwest with the SEC on May 14, 2018.

The Note is secured under a Security Agreement that is collateralized by all of the issued and outstanding shares of American Life. Xenith has the right to foreclose on the collateral if Midwest commits an event of default under the Note. Defaults include Midwest’s failure to pay interest or principal on the Note when due, failure to observe any material provision of the Loan Agreement, misrepresentations under the Loan Agreement or bankruptcy or insolvency proceedings involving Midwest.

Pro Forma Financial Information. Below is the unaudited pro forma condensed financial information and related notes thereto which give effect to the Agreement and Loan Agreement transactions. The following unaudited pro forma condensed balance sheet sets forth pro forma adjustments giving effect to the Agreement and Loan Agreement transactions as if the transaction had been completed on September 30, 2018. The following unaudited pro forma condensed statements of operations sets forth pro forma adjustments giving effect to the Agreement and Loan Agreement transactions as if such transactions had been completed on January 1, 2017, the beginning of the earliest period presented. The pro forma adjustments are (1) directly attributable to the Agreement and Loan Agreement transactions, (2) factually supportable, and (3) expected to have a continuing impact on Midwest’s consolidated results of operations.

The unaudited pro forma condensed balance sheet as of September 30, 2018 has been derived from:

●	the unaudited historical condensed consolidated balance sheet of Midwest as of September 30, 2018;
●	the unaudited historical costs included in the Agreement of net liabilities to be transferred;
●	the unaudited agreed upon Ceding Commission paid by the Reinsurer; and
●	the unaudited consideration received under the Loan Agreement transaction.

The unaudited pro forma condensed statement of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 have been derived from (i) the unaudited historical consolidated statement of operations of Midwest for the nine months ended September 30, 2018; and (ii) the audited historical consolidated statement of operations of Midwest for the year ended December 31, 2017.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Midwest’s financial position would have been had the Agreement and Loan Agreement transactions actually been consummated on September 30, 2018, or what Midwest’s results of operations would have been had the Agreement and Loan Agreement transactions actually been consummated on January 1, 2017. The unaudited pro forma condensed financial information is not indicative of Midwest’s future financial position or results of operations and does not reflect future events that may occur after the Agreement and Loan Agreement transactions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies or the costs and expenses of new operations and lines of business that might be undertaken by American Life. The unaudited pro forma condensed financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Midwest’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and Midwest’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

MIDWEST HOLDING INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2018

				Pro forma
	September 30, 2018	Xenith		Adjustments		Pro forma
Assets
Investments	$18,201,355	$-				$18,201,355
Policy loans	399,355	-		(356,919)	b	42,436
Cash	555,443	18,500,000	a	(14,705,173)	d	4,350,270
Amounts recoverable from reinsurers	22,923,590	-				22,923,590
Due premiums	562,909	-		(218,224)	b	344,685
Deferred acquisition costs, net	1,889,107	-		(1,889,107)	c	-
Intangible assets	1,031,916	-		(331,916)	c	700,000
Other assets	573,004	-				573,004
Total assets	$46,136,679	$18,500,000		$(17,501,339)		$47,135,340
Liabilities and Stockholders' Equity
Liabilities:
Benefit reserves	$25,700,874	$-		$(9,601,435)	b	16,099,439
Policy claims	368,884	-		(104,975)	b	263,909
Deposit-type contracts	17,718,559	-		(10,738,567)	b	6,979,992
Deferred gain on coinsurance transaction	919,145	-		-	c	919,145
Notes payable	600,000	18,500,000	a	-		19,100,000
Other liabilities	1,682,932	-		(86,367)	b	1,596,565
Total Liabilities	46,990,394	18,500,000		(20,531,344)		44,959,050

STOCKHOLDERS' EQUITY
Mezzanine Equity:
Preferred stock	1,500,000	-				1,500,000
Stockholders' Equity:
Common stock	22,874	-				22,874
Additional paid-in capital	33,006,242	-				33,006,242
Accumulated deficit	(33,924,321)	-		3,069,690	e	(30,854,631)
Accumulated other comprehensive loss	(1,458,510)	-		(39,685)	c	(1,498,195)
Total Stockholders' Equity	(2,353,715)	-		3,030,005		676,290
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	46,136,679	18,500,000		(17,501,339)		47,135,340

MIDWEST HOLDING INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

		Pro forma		Pro forma
	September 30, 2018	Adjustments		Combined
Income:
Premiums	$1,427,997	$(1,381,961)	f	$46,036
Investments	330,426	-		330,426
Miscellaneous Income	78,709	(6,394)	f	72,315
	1,837,132	(1,388,355)		448,777
Expenses:
Death and other benefits	939,080	(797,498)	f	141,582
Increase in benefit reserves	179,625	(234,246)	f	(54,621)
Amortization of deferred acquisition costs	261,735	(261,735)	f	-
Salaries and benefits	1,471,914			1,471,914
Other operating expenses	2,626,581	(91,813)	g	2,534,768
	5,478,935	(1,385,292)		4,093,643
Loss from operations	(3,641,803)	(3,063)		(3,644,866)
Income tax expense	-	-		-
Net loss	$(3,641,803)	$(3,063)		$(3,644,866)
Net loss per common share, basic and diluted	$(0.16)			$(0.16)

MIDWEST HOLDING INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

		Pro forma		Pro forma
	December 31, 2017	Adjustments		Combined
Income:
Premiums	$2,981,546	$(2,060,172)	f	$921,374
Investments	952,965	-		952,965
Gain on Unified Transaction	-	3,069,690	e	3,069,690
Miscellaneous Income	568,596	(10,555)		558,041
	4,503,107	998,963		5,502,070
Expenses:
Death and other benefits	1,646,757	(1,089,737)	f	557,020
Increase in benefit reserves	698,018	(424,692)	f	273,326
Amortization of deferred acquisition costs	404,110	(384,589)	f	19,521
Salaries and benefits	2,143,449	-		2,143,449
Other operating expenses	2,359,844	(22,067)	g	2,337,777
	7,252,178	(1,921,085)		5,331,093
Loss from operations	(2,749,071)	2,920,048		170,977
Income tax expense	-	-		-
Net loss	$(2,749,071)	$2,920,048		$170,977
Net loss per common share, basic and diluted	$(0.12)			$0.01

MIDWEST HOLDING INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1. Basis of Presentation

These pro forma condensed financial statements are prepared from the unaudited September 30, 2018 balance sheet and income statements that were filed by Midwest on Form 10-Q with the Securities and Exchange Commission on November 9, 2018 and the audited December 31, 2017 income statement filed by Midwest on Form 10-K/A on September 7, 2018.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the Agreement and Loan Agreement transactions, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results following the transaction. The pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Midwest believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed statements do not purport to represent what Midwest’s financial position of results of operations would have been if the Agreement and Loan Agreement transactions had occurred on the dates indicated above, nor are they indicative of Midwest’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes prepared has been condensed or omitted. These unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of Midwest for the periods presented.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed balance sheet as of September 30, 2018 and the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 have been compiled in a manner consistent with the accounting policies adopted by Midwest.

Note 3. Adjustments to Unaudited Pro Forma Condensed Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed balance sheet as of September 30, 2018:

(a)	To record the loan proceeds from Xenith from the Loan Agreement transaction.

(b)	Adjustment to the estimate policy loans, cash, due premiums, policyholder benefits, and other liabilities directly related to the policies included in the Agreement transaction.

(c)	Adjustment to eliminate the deferred acquisition costs (“DAC”) of $1,889,107, value of business acquired (“VOBA”) of $331,916, and the remaining deferred profit of $24,715 associated with the legacy block of business included in the Agreement transaction against the $3.5 million ceding commission. The Shadow DAC that was applied to increase the amortization of the DAC by taking into consideration the unrealized gains and losses on investments was offset against the accumulated other comprehensive loss in the amount of $39,685.

(d)	Adjustment to cash for the settlement of the Agreement transaction of $14,705,173 and other cash attributed to the restatement of the nine months ending September 30, 2018. Cash received under the Loan Agreement was used in this settlement rather than liquidating a portion of investments.

(e)	Adjustment for change in retained earnings for the gain from the Ceding Commission, net of the DAC and VOBA, of $3,069,690 as if the Agreement had occurred as of September 30, 2018.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2018 and the statement of income for the year ended December 31, 2017 as if the transaction had been consummated on January 1, 2017:

(f)	Adjustments to estimate the premiums, miscellaneous income, death and other policyholder benefits, change in reserves, and amortization of DAC directly related to the policies included in the Agreement transaction.

(g)	Adjustments to reflect the historical general and administrative expenses that would have been related to the block of business included in the Agreement transaction. This adjustment includes VOBA amortization of $25,936, taxes, licenses and fees of $58,140, commissions net of deferral of $7,737 for the nine months ended September 30, 2018; and VOBA amortization of $169,412, taxes, licenses, and fess of $77,427 and commissions net of deferral of ($133,677).